INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of
     the CLS AdvisorOne Funds:


We consent to the use of our report included herein dated May 22, 1998 on the financial statements of the CLS AdvisorOne Funds -- The Amerigo Fund and The Clermont Fund -- for the period from July 14, 1997 through April 30, 1998 and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Auditors" and "Financial Statements" in the Statement of Additional Information.



                                          KMPG Peat Marwick LLP


Columbus, Ohio
August 19, 1998